Exhibit 4(b)








                    COMMERCIAL PAPER DEALER AGREEMENT



                                 between


               CIRCUS CIRCUS ENTERPRISES, INC., as Issuer

                                   and

               MERRILL LYNCH MONEY MARKETS INC., as Dealer




          Concerning Notes to be issued pursuant to an Issuing and Paying Agency Agreement dated as of October 9, 1997 between the Issuer and The
          Chase Manhattan Bank, as Issuing and Paying
          Agent



                          Dated as of


                        October 9, 1997


                     COMMERCIAL PAPER DEALER AGREEMENT


     This Commercial Paper Dealer Agreement (the Agreement ) sets forth the understandings between Circus Circus Enterprises, Inc. (the Issuer ) and Merrill Lynch Money Markets Inc. (the
 Dealer ) in connection with the Dealer s services as the Issuer s agent, on a non-exclusive basis, to solicit and receive offers to purchase the Issuer s commercial paper notes.

     Section 1. Appointment of Non-Exclusive Agent. The Issuer hereby appoints the Dealer as its agent on a non-exclusive basis for the purpose of soliciting and receiving offers to purchase from the Issuer from time to time its commercial paper notes issued under the Paying Agency Agreement (as defined), maturing not later than 270 days from date of issue (the Notes ) in an aggregate principal amount outstanding not to exceed the amount authorized from time to time by the Board of Directors of the Issuer, and the Dealer accepts such appointment, on the terms, and subject to the conditions, set forth in this Agreement. The Notes will be issued under an Issuing and Paying Agency Agreement dated as of October 9, 1997 (the Paying Agency Agreement ) between the Issuer and The Chase Manhattan Bank, as Issuing and Paying Agent (the Paying Agent ), and will be issued in denominations of $250,000 and integral multiples of $1,000 in excess thereof. The Notes may be issued as certificated noted or as book-entry notes, in each case in accordance with the terms of the Paying Agency Agreement. The Issuer may sell Notes directly to the Dealer as principal for resale to others. So long as this Agreement shall remain in effect the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except in transactions with the Dealer or one or more other dealers each of which is, at the time it engages in such a transaction with the Issuer, a party to an agreement with the Issuer that contains provisions substantially identical to those in Section 3 of this Agreement. The Dealer acknowledges that the Issuer is entering into such agreements, each dated as of the date hereof, with BancAmerica Robertson Stephens and Credit Suisse First Boston Corporation, and the Issuer hereby undertakes to provide the Dealer prompt notice of any other dealer with which it enters into such an agreement.

     Section 2. Issuance and Purchase of the Notes. If the Dealer and the Issuer shall agree upon the sale of any Notes to or through the Dealer (including, but not limited to, agreement with respect to the price, principal amount, maturity and interest or discount rate thereof), (i) instructions to the Paying Agent to complete, authenticate and deliver the Notes shall be given in the manner described in the Paying Agency Agreement and (ii) the authentication and delivery to the Dealer of such Notes by the Paying Agent against payment of the purchase price therefor shall constitute the issuance of such Notes by the Issuer.

     Section 3.  Offering of the Notes; Restrictions on Transfer
(a) The Dealer agrees with the Issuer that (i) it will deliver a Private Placement Memorandum (as hereinafter defined) to each prospective investor in the Notes upon or prior to the initial sale of a Note or Notes to such investor, (ii) it will not solicit offers for, or offer or sell, Notes by any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the Securities Act ), and Rule 506 thereunder, and (iii) it will solicit offers for Notes only from, and will offer Notes only to, (x) institutional investors that it reasonably believes are accredited investors within the meaning of Rule 501(a) under the Securities Act or
(y) persons that it reasonably believes are qualified institutional buyers, as defined in Rule 144A under the Securities Act ( QIBs ), and, in either case, who, in purchasing Notes, may be deemed to have represented and agreed as provided in paragraphs (1) through (7) of Section 3(c).

          (b) Offers and sales of the Notes by the Issuer through the Dealer acting as agent for the Issuer shall be subject to the restrictions described in a legend appearing as part of the Private Placement Memorandum used in connection with such offers and sales and on each certificated note offered and sold pursuant to this Agreement . Such legend shall appear in substantially the form set forth in Section 3(c)(6) of this Agreement.

          (c) Each Private Placement Memorandum shall contain paragraphs in substantially the following form:

           Each purchaser of a Note will be deemed to have represented and agreed as follows:

          (1) It understands that the Notes are being issued only in transactions not involving any public offering within the meaning of the Securities Act;

          (2) It is (A) an institutional investor which is an Accredited Investor, as defined in Rule 501(a)
               of Regulation D under the Securities Act (an
                Institutional Accredited Investor ), or a  bank,
               as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution of the type referred to in Section 3(a)(5)(A) of the Securities Act, that is acting as a fiduciary in purchasing the Notes for the account of an Institutional Accredited Investor, which has such knowledge and experience (or, if such Institutional Accredited Investor is acting as a fiduciary, it is a fiduciary with sole investment discretion having such knowledge and experience) in financial and business matters that it is capable (whether acting for its own account or in such fiduciary capacity) of evaluating the merits and risks of investing in such Notes, has had access to such information as it deems necessary in order to make an informed investment decision and is not purchasing the Notes with a view to, or for sale in connection with, any distribution; or (B) in the case of sales of Notes pursuant to Rule 144A under the Securities Act, a qualified institutional buyer,  as defined in
               Rule 144A under the Securities Act (a QIB ), or a QIB purchasing the Notes on behalf of one or more other QIBs;

          (3) If in the future it (or any other investor or any other fiduciary or agent representing it) decides to sell such Notes prior to maturity, said Notes will be sold only in a transaction exempt from registration under the Securities Act in a minimum amount of $250,000 and only (i) to the Issuer or to the Dealer or another dealer authorized by the Issuer (each, an Authorized Dealer ), none of which shall have any obligation to acquire such Notes, (ii) through an Authorized Dealer to an institutional investor approved by such Authorized Dealer as an Institutional Accredited Investor or a QIB or (iii) to a QIB pursuant to Rule 144A under the Securities Act;

          (4) It understands that, although the Dealer (or any other Authorized Dealer) or the Issuer may repurchase Notes, none of such entities is obligated to do so, and, accordingly, the purchaser (or any such other investor) should be prepared to hold the Notes until maturity;

          (5) It acknowledges that the Notes sold to it by the Dealer may be sold to it pursuant to Rule 144A under the Securities Act;

          (6) It understands that any Notes issued in a certificated form will bear a legend substantially as follows:

                THE NOTES HAVE NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED (THE ACT ), AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE NOTES, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS (A) AN INSTITUTION WHICH (i) IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN INSTITUTIONAL ACCREDITED INVESTOR ) OR IS A BANK, AS DEFINED IN SECTION 3(a)(2) OF THE ACT, OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION OF THE TYPE REFERRED TO IN SECTION 3(a)(5)(A) OF THE ACT THAT IS ACTING AS A FIDUCIARY OR AGENT PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS AN INSTITUTIONAL ACCREDITED INVESTOR AND (ii) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE (OR IS A FIDUCIARY OR AGENT WITH SOLE INVESTMENT DISCRETION HAVING SUCH KNOWLEDGE AND EXPERIENCE) IN FINANCIAL AND BUSINESS MATTERS THAT IT (OR SUCH FIDUCIARY OR AGENT) IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF INVESTING IN SUCH NOTE, OR (B) A QUALIFIED INSTITUTIONAL BUYER ( QIB ) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY
               (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO MERRILL LYNCH MONEY MARKETS INC. OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE PLACEMENT AGENTS ), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB PURSUANT TO RULE 144A OF THE ACT, AND (B) IN MINIMUM AMOUNTS OF $250,000;

               and

          (7) It has received the Private Placement Memorandum relating to the offering of the Notes and has had full opportunity (i) to ask questions and receive answers concerning the terms and conditions of the offering made pursuant to such Private Placement Memorandum and (ii) to request from the Issuer and to review, and has received, all additional information necessary to verify the accuracy of the information contained in such Private Placement Memorandum or incorporated therein by reference that the Issuer could provide without unreasonable effort or expense.

          (d) The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days prior written notice to that effect. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes only to offerees it reasonably believes to be QIBs or to QIBs it reasonably believes are acting for other QIBs, in each case in accordance with Rule 144A.

     Section 4. Representations and Warranties. The Issuer represents and warrants to and agrees with the Dealer as of the date hereof, as of each date on which the Dealer solicits offers to purchase Notes, as of each date on which the Issuer accepts an offer to purchase Notes (including any purchase by the Dealer as principal), as of each date the Issuer issues and delivers Notes and as of each date the Private Placement Memorandum is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Private Placement Memorandum as amended or supplemented to each such date):

          (a) The Issuer has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada and has full power and authority to execute, deliver and perform this Agreement. The Issuer has full power and authority to execute, deliver and perform its obligations under the Notes and the Paying Agency Agreement.

          (b) The Notes have been duly authorized by the Issuer and, when executed and authenticated in accordance with the provisions of the Paying Agency Agreement and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Paying Agency Agreement and will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability,
(iii) rights to indemnity and contribution may be limited by state or federal laws relating to securities or by the policies underlying such laws and (iv) no representation, warranty or agreement is made with respect to any purported waivers of rights or defenses.

          (c) This Agreement has been duly authorized, executed and delivered by the Issuer.

          (d) The Paying Agency Agreement has been duly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by the Paying Agent, is a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) rights to indemnity and contribution may be limited by state or federal laws relating to securities or by the policies underlying such laws and (iv) no representation, warranty or agreement is made with respect to any purported waivers of rights or defenses.

          (e) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Agreement, the Notes and the Paying Agency Agreement will not contravene any provision of applicable law or the Articles of Incorporation or Bylaws of the Issuer or any agreement or other instrument binding upon the Issuer or any of its subsidiaries that is material to the Issuer and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any subsidiary of the Issuer, the contravention of which would have a material adverse effect on the business of the Issuer and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Issuer of its obligations under this Agreement, the Notes and the Paying Agency Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

          (f) The issuance and sale of the Notes under the circumstances contemplated hereby and by the Paying Agency Agreement do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(2) thereof and the regulations promulgated thereunder and do not require compliance with any provision of the Trust Indenture Act of 1939, as amended.

          (g) The Issuer is not an investment company or an entity controlled by an investment company as such terms are defined in the Investment Issuer Act of 1940, as amended.

          (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer and its subsidiaries, taken as a whole, from that set forth in the Private Placement Memorandum (as defined), and the information contained in the Private Placement Memorandum, including the information in the documents incorporated by reference or referred to therein, when read in its entirety, with each statement being deemed to be modified or superseded to the extent it is modified or superseded by any statement in a subsequently dated document constituting part of the Private Placement Memorandum, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

          (i) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

     Section 5. Agreements. The Issuer agrees with the Dealer as follows:

          (a) The Issuer will promptly deliver to the Dealer copies of all (i) filings by the Issuer with the Securities and Exchange Commission and any United States securities exchange on which securities of the Issuer are listed and (ii) all material information generally supplied by the Issuer to its shareholders or by the Issuer to any of Standard & Poor s Ratings Group, Moody s Investors Service, Inc. or Duff & Phelps Credit Rating Co. (collectively, the Rating Agencies ).

          (b) The Issuer will provide to the Dealer as soon as practicable a Private Placement Memorandum containing business and financial information concerning the Issuer and a description of the Notes which (with any amendments or supplements provided by the Issuer) may be used by the Dealer in connection with the sale of the Notes until the Issuer provides the Dealer with an updated or revised memorandum (such Private Placement Memorandum, together with any amendments or supplements thereto, including information incorporated therein by reference, if any, is herein referred to as the Private Placement Memorandum ).

          (c) If, at any time when the Dealer is offering Notes or any Notes are outstanding, any event occurs or condition exists as a result of which the Private Placement Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made not misleading, or if, in the opinion of the Issuer, it is necessary at any time to amend or supplement the Private Placement Memorandum as then amended or supplemented to comply with applicable law, the Issuer will notify the Dealer as promptly as practicable and, in any event, prior to any subsequent issuance of Notes, will prepare and furnish to the Dealer a revision or supplement to the Private Placement Memorandum satisfactory in all material respects to the Dealer, that will correct such statement or omission or effect such compliance.

          (d) The Issuer will, whether or not any sale of Notes is consummated, pay all reasonable out-of-pocket expenses incurred by the Dealer incident to the performance of its obligations under this Agreement, the Notes and the Paying Agency
Agreement, including, without limitation, reasonable fees and expenses of the Dealer s counsel.

          (e) The Issuer will notify the Dealer promptly in writing of any downgrading, or of the Issuer s receipt of any notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer s securities by any of the Rating Agencies.

          (f) The Issuer agrees promptly from time to time to take such action as the Dealer may reasonably request to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Dealer may reasonably request and to maintain such qualifications for as long as the Dealer shall reasonably request. The Issuer also agrees to reimburse the Dealer for any reasonable fees or costs (including reasonable out-of-pocket fees and disbursements of counsel) incurred in so qualifying the Notes.

          (g) The Issuer will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the offer and sale of such Notes.

          (h) The Issuer will not solicit any offer to buy or offer to sell Notes by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act or otherwise, including: (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (y) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (i) The Issuer will furnish to the Dealer such additional information as you may reasonably request.

          (j)  At any time when the Issuer is not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Issuer shall make available, upon request, to any holder, beneficial owner or prospective purchaser of any Notes the information required to be delivered to such persons pursuant to Rule 144A(d)(4) under the Securities Act and will furnish to the Dealer, upon its request, copies of such information.

     Section 6. Indemnity and Contribution. The Issuer agrees to (i) indemnify and hold harmless the Dealer and each person, if any, who controls the Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the Dealer and each such other person are collectively referred to in this Section 6 as the
 Indemnified Party ), from and against any and all losses, claims, damages and liabilities arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse the Indemnified Party for all reasonable out-of-pocket expenses (including reasonable counsel fees) as they are incurred by the Indemnified Party in connection with investigating or defending any such loss, claim, damage or liability. The foregoing indemnity and reimbursement obligation shall not apply in respect of any statement in or omission from the Private Placement Memorandum (as so amended or supplemented) based on information pertaining to the Dealer furnished in writing to the Issuer by the Dealer, or on behalf of the Dealer. The Issuer shall not, without the Indemnified Party s prior written consent, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement
(i) includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding and for which indemnity could have been sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of the Indemnified Party. If the indemnification provided for in this Section 6 is unavailable or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then the Indemnified Party, on the one hand, and the Issuer, on the other hand, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Dealer, on the one hand, and the Issuer, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also the relative fault of each of the parties and any other relevant equitable considerations.

     Section 7. Payment and Delivery. (a) Payment for Notes sold to or through the Dealer pursuant to this Agreement shall be made by the Dealer in immediately available funds payable to the Paying Agent for the account of the Issuer in such manner and at such time as provided in the Paying Agency Agreement, at the offices of the Paying Agent. Delivery of Notes sold to or through the Dealer hereunder shall be made against payment of the purchase price therefor by the Paying Agent to the Dealer through the facilities of The Depository Trust Company or in definitive form payable to the purchaser (and in such denominations as may reasonably be requested by the Dealer) by 2:15 p.m. New York time on the date agreed upon for delivery.

          (b) In the event the Issuer shall direct the Paying Agent to cease issuing Notes, the Paying Agent shall be instructed by the Issuer to issue such Notes as the Dealer shall certify were sold within sixty (60) minutes after the Dealer s receipt of written notice of such cessation and for which the Dealer had the prior agreement of the Issuer pursuant to Section 1 of this Agreement. The Dealer agrees upon receipt of any such cessation notice to immediately cease effecting transactions in Notes; provided, however, that this provision shall have no effect with respect to Notes purchased by the Dealer as principal from the Issuer.

     Section 8. Conditions of the Dealer s Obligation. If the Dealer and the Issuer shall agree upon the sale of any Notes pursuant to Section 1 of this Agreement, the Dealer s obligation to purchase Notes as principal and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Issuer herein and to the performance and observance by the Issuer of all agreements herein contained on its part to be performed and observed (in the case of the Dealer s obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of the Dealer s or any other purchaser s obligation to purchase Notes, at the time the Issuer accepts the offer to purchase such Notes and at the time of purchase).

          (b) The following documents shall have been delivered or telecopied to the Dealer at or prior to the execution of this Agreement and, if provided by telecopy, followed by prompt delivery of such documents:

               (i)  an executed copy of the Paying Agency
          Agreement;

               (ii) a certified copy of resolutions of the Board of Directors of the Issuer authorizing (a) the issuance of the Notes and (b) the execution and delivery of this Agreement and the Paying Agency Agreement; and

               (iii)     opinions of counsel to the Issuer
          substantially in the forms previously consented to by the Dealer.

     Section 9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer, will be mailed, delivered or telecopied and confirmed to Merrill Lynch Money Markets Inc. at Merrill Lynch World Headquarters, World Financial Center - North Tower, 250 Vesey Street, 23rd Floor, New York, New York 10281-1310, Attention: CP Product Management (telecopy number: 212-449-2234), or, if sent to the Issuer, will be mailed, delivered, or telecopied and confirmed to the Issuer at 2800 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Glenn W. Schaeffer, President and Chief Financial Officer (telecopy number: (702) 691-5840), or to either of the foregoing parties, or their successors, at such other address as such party or successor may designate from time to time by notice duly given in accordance with the terms of this Section 9 to the other party hereto.

     Section 10. Amendments; Successors. (a) This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Issuer and the Dealer. This Agreement is not assignable by either party hereto without the written consent of the other party.

          (b) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section
8), and no other person will have any right or obligation hereunder.

          (c) The Issuer will give you notice of any proposed cancellation, amendment, supplement, waiver or consent to or under the Paying Agency Agreement at least seven (7) days prior to the effective date thereof.

     Section 11. Termination. This Agreement may be terminated at any time by either party hereto upon the giving of written notice of such termination to the other party hereto, but without prejudice to any rights, obligations or liabilities of either party hereto accrued or incurred prior to such termination. If this Agreement is terminated, the provisions of Sections 4, 5(d), 5(f), 5(g) and 6 shall survive and continue in full force and effect.

     Section 12.  Prior Agreements.  This Agreement shall
supersede any other agreement between the Issuer and the Dealer relating to the subject matter of this Agreement, and upon the execution of this Agreement by the Issuer and the Dealer any such prior agreement shall be of no further force and effect.

     Section 13.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of New York.

     Section 14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 9th day of October, 1997.


                    CIRCUS CIRCUS ENTERPRISES, INC., as Issuer


                         By:  /s/ Glenn W. Schaeffer
                         Glenn W. Schaeffer,
                         President and Chief Financial Officer


                         MERRILL LYNCH MONEY MARKETS INC.,
                         as Dealer


                         By:   /s/ Richard N. Doyle
                              Name:
                              Title:  Authorized Signatory